CONTACTS

Gary L. Nalbandian	Mark A. Zody
Chairman/President	Chief Financial Officer
(717) 412-6301

METRO BANCORP REPORTS RECORD QUARTERLY
NET INCOME OF $3.6 MILLION; EPS UP 37% AND LOANS GROW 7%

April 22, 2013 - Harrisburg, PA - Metro Bancorp, Inc. (Metro or the Company) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today reported record quarterly net income of $3.6 million, or $0.26 per common share, for the quarter ended March 31, 2013. The Company also reported net loan growth of $98.6 million, or 7%, and an increase in total deposits of $110.0 million, or 5%, over the past twelve months.

Financial Highlights
(in millions, except per share data)

	Quarter Ended
			%
	03/31/13	03/31/12	Increase
Total assets	$2,614.6	$2,470.6	6%

Total deposits	2,196.8	2,086.8	5%

Total loans (net)	1,546.9	1,448.3	7%

Total revenues	$29.7	$29.1	2%

Net income	3.6	2.7	36%

Diluted net income per common share	$0.26	$0.19	37%

“We are extremely pleased with our progress as evidenced by our record quarterly net income of $3.6 million, or $0.26 per common share, for the first quarter of 2013. We are also proud of our 7% growth in net loans in this continued difficult economic environment,” said Gary L. Nalbandian, the Company's Chairman and Chief Executive Officer.

Highlights for the Three Months Ended March 31, 2013

•
The Company recorded net income of $3.6 million, or $0.26 per common share, for the first quarter of 2013 compared to net income of $2.7 million, or $0.19 per common share, for the same period one year ago. This is an all-time high in quarterly net income for Metro and represents a 36% increase over the first quarter of 2012.

•
Total revenues for the first quarter of 2013 were $29.7 million, up $653,000, or 2%, over total revenues of $29.1 million for the same quarter one year ago. This also represents an all-time high for the Company in quarterly revenue.

•
The Company's net interest margin on a fully-taxable basis for the first quarter of 2013 was 3.67%, compared to 3.71% recorded in the fourth quarter of 2012 and compared to 3.90% for the first quarter of 2012. The Company's deposit cost of funds for the first quarter was 0.31%, down from 0.32% for the previous quarter and compared to 0.42% for the same period one year ago.

•
Noninterest expenses for the first quarter 2013 were $22.3 million, down $602,000, or 3%, compared to the first quarter one year ago. On a linked quarter basis, noninterest expenses were down $157,000, or 1%.

•	Total deposits for the first quarter 2013 increased to $2.20 billion, up $110.0 million, or 5%, over the first quarter one year ago.

•	Core deposits (all deposits excluding public fund time and brokered deposits) grew $110.1 million, or 5%, over first quarter 2012.

•	Net loans grew $43.4 million, or 3%, on a linked quarter basis to $1.55 billion and were up $98.6 million, or 7%, over the first quarter 2012.

•	Our allowance for loan losses totaled $27.5 million, or 1.74%, of total loans at March 31, 2013 as compared to $23.8 million, or 1.61%, of total loans at March 31, 2012.

•	Nonperforming assets were 1.67% of total assets at March 31, 2013 compared to 1.58% of total assets one year ago.

•	Metro's capital levels remain strong with a total risk-based capital ratio of 15.19%, a Tier 1 Leverage ratio of 9.40% and a tangible common equity to tangible assets ratio of 9.01%.

•
Stockholders' equity increased by $10.5 million, or 5%, over the past twelve months to $236.5 million. At March 31, 2013, the Company's book value per share was $16.66. The market price of Metro's common stock increased by 41% from $11.69 per share at March 31, 2012 to $16.54 per share at March 31, 2013.

Income Statement

	Three months ended March 31,
(dollars in thousands, except per share data)	2013	2012	% Change
Total revenues	$29,710	$29,057	2%
Provision for loan losses	2,300	2,500	(8)
Total noninterest expenses	22,329	22,931	(3)
Net income	3,645	2,684	36
Diluted net income per share	0.26	0.19	37

The Company recorded net income of $3.6 million, for the first quarter of 2013 compared to net income of $2.7 million, for the first quarter of 2012, a 36% increase. Net income per common share increased by 37% to $0.26, up from $0.19 for the same period one year ago. On a linked quarter basis, net income increased $189,000, or 5%, and net income per common share increased by 8% from $0.24 to $0.26.

Total revenues (net interest income plus noninterest income) for the first quarter of 2013 were $29.7 million, up $653,000, or 2%, over the first quarter of 2012. Noninterest expenses for the quarter totaled $22.3 million, down $602,000, or 3%, compared to the same period in 2012.

The return on average stockholders' equity for the first quarter of 2013 was 6.28%, compared to 5.89% for the previous quarter and compared to 4.83% for the first quarter one year ago.

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2013 totaled $22.3 million, up $719,000, or 3%, over the $21.6 million recorded in the first quarter of 2012. On a linked quarter basis, net interest income increased by $501,000, or 2%.

Average interest earning assets for the first quarter of 2013 totaled $2.50 billion versus $2.38 billion for the previous quarter and were up $255.9 million, or 11%, over the first quarter of 2012. Average interest bearing deposits totaled $1.69 billion for the first quarter of 2013, up $76.6 million, or 5%, over the same period of 2012. Average noninterest bearing deposits for the quarter were $433.1 million, up $39.3 million, or 10%, over the first quarter last year. Total interest expense for the quarter was down $606,000, or 22%, from the first quarter of 2012 as a result of a 15 basis points ("bps") reduction in the Company's overall total cost of all funds over the past twelve months.

The net interest margin for the first quarter of 2013 was 3.58%, down 4 bps from the 3.62% recorded for the previous quarter and down 24 bps from the first quarter one year ago. The net interest margin on a fully-taxable basis for the first quarter of 2013 was 3.67%, down 4 bps from the previous quarter and down 23 bps compared to 3.90% for the first quarter of 2012.

The Bank's deposit cost of funds for the first quarter of 2013 was 0.31%, down from 0.32% the previous quarter, and down 11 bps from 0.42% recorded in the first quarter one year ago.

Change in Net Interest Income and Rate/Volume Analysis

As shown in the following table, the increase in net interest income on a fully tax-equivalent basis for the first quarter of 2013 over the same period of 2012 was primarily due to an increase in the level of interest earning assets. Lower yields on interest earning assets were partially offset by a reduction in the Company's cost of funds.

(dollars in thousands)	Tax Equivalent Net Interest Income
2013 vs. 2012	Volume Change	Rate Change	Total Increase	% Increase
1st Quarter	$2,253	$(1,395)	$858	4%

Noninterest Income

Noninterest income for the first quarter of 2013 totaled $7.4 million, down $66,000, or 1%, compared to the first quarter one year ago. Service charges, fees and other income increased by $55,000, or 1%, over the first quarter of 2012. Gains on the sale of loans totaled $413,000 for the first quarter of 2013 versus $229,000 for the same period in 2012. Net securities gains during the first quarter of 2013 were $30,000, compared to net securities gains less credit impairment losses of $335,000 for the same period in 2012.

	Three months ended March 31,
(dollars in thousands)	2013	2012	% Change
Service charges, fees and other income	$6,932	$6,877	1%
Gains on sales of loans	413	229	80
Net gains on sales/calls of securities	30	984	(97)
Credit impairment losses on investment securities	—	(649)	(100)
Total noninterest income	$7,375	$7,441	(1)%

Noninterest Expenses

Noninterest expenses for the first quarter of 2013 were $22.3 million, down $602,000, or 3%, compared to $22.9 million recorded in the first quarter one year ago. On a linked quarter basis, noninterest expenses were down $157,000, or 1%.

The Company experienced a lower level of noninterest expenses in almost every major category during the first quarter of 2013 compared to the same quarter last year. The breakdown of noninterest expenses for the first quarters ended March 31, 2013 and 2012, respectively, are shown in the table below:

	Three months ended March 31,
(dollars in thousands)	2013	2012	% Change
Salaries and employee benefits	$10,825	$10,538	3%
Occupancy and equipment	3,210	3,349	(4)
Advertising and marketing	369	420	(12)
Data processing	3,206	3,382	(5)
Regulatory assessments and related costs	534	826	(35)
Foreclosed real estate	144	363	(60)
Other expenses	4,041	4,053	—
Total noninterest expenses	$22,329	$22,931	(3)%

Balance Sheet

	As of March 31,
(dollars in thousands)	2013	2012	% Increase
Total assets	$2,614,559	$2,470,559	6%

Total loans (net)	1,546,866	1,448,279	7%

Total deposits	2,196,831	2,086,791	5%

Total core deposits	2,143,424	2,033,283	5%

Total stockholders' equity	236,523	226,034	5%

Deposits

The Company's deposit balances continued to grow with total deposits at March 31, 2013 reaching $2.20 billion, a $110.0 million, or 5%, increase over total deposits of $2.09 billion one year ago. Core deposits also increased 5% over the past twelve months by $110.1 million to $2.14 billion.

Core Deposits

Change in core deposits by type of account is as follows:

	As of March 31,
(dollars in thousands)	2013	2012	% Change	1st Quarter 2013 Cost of Funds
Demand noninterest-bearing	$482,200	$446,914	8%	0.00%
Demand interest-bearing	1,066,808	1,019,223	5	0.30
Savings	460,057	402,647	14	0.32
Subtotal	2,009,065	1,868,784	8	0.24
Time	134,359	164,499	(18)	1.31
Total core deposits	$2,143,424	$2,033,283	5%	0.31%

Total core demand noninterest-bearing deposits increased by $35.3 million, or 8%, over the past twelve months to $482.2 million while core interest-bearing demand deposits grew by $47.6 million, or 5%. Likewise, core saving deposits increased by $57.4 million, or 14%, over the same period. Total core deposits (excluding time deposits) grew $140.3 million, or 8% over the past twelve months. The cost of core deposits, excluding time deposits, during the first quarter of 2013 was 0.24% compared to 0.25% for the previous quarter and down 7 bps from the first quarter one year ago. The cost of total core deposits for the first quarter of 2013 was 0.31%, down 1 bp on a linked quarter basis and down 11 bps from the same period in 2012.

Change in core deposits by type of customer is as follows:

	March 31,	% of	March 31,	% of	%
(dollars in thousands)	2013	Total	2012	Total	Increase
Consumer	$1,004,920	47%	$992,349	49%	1%
Commercial	669,783	31	642,716	32	4
Government	468,721	22	398,218	19	18
Total	$2,143,424	100%	$2,033,283	100%	5%

Total consumer core deposits increased by $12.6 million and total commercial core deposits grew by $27.1 million, or 4%, during the past 12 months while government deposits increased by $70.5 million, or 18%.

Lending

Gross loans totaled $1.57 billion at March 31, 2013, an increase of $102.3 million, or 7%, compared to March 31, 2012. The Company experienced loan growth in almost every category over the past twelve months. The composition of the Company's loan portfolio at March 31, 2013 and March 31, 2012 was as follows:

(dollars in thousands)	March 31, 2013	% of Total	March 31, 2012	% of Total	$ Change	% Change
Commercial and industrial	$393,826	25%	$344,521	24%	$49,305	14%
Commercial tax-exempt	82,651	5	78,038	5	4,613	6
Owner occupied real estate	274,641	18	283,375	19	(8,734)	(3)
Commercial construction and land development	99,795	6	104,967	7	(5,172)	(5)
Commercial real estate	427,928	27	373,500	25	54,428	15
Residential	84,845	6	82,201	6	2,644	3
Consumer	210,652	13	205,436	14	5,216	3
Gross loans	$1,574,338	100%	$1,472,038	100%	$102,300	7%

Asset Quality

The Company's asset quality ratios are highlighted below:

	Quarters Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Nonperforming assets/total assets	1.67%	1.33%	1.58%
Net loan charge-offs (annualized)/average total loans	0.03%	0.65%	0.10%
Loan loss allowance/total loans	1.74%	1.65%	1.61%
Nonperforming loan coverage	67%	77%	73%
Nonperforming assets/capital and reserves	17%	13%	16%

Nonperforming assets increased during the first quarter by $8.6 million, to $43.7 million, or 1.67%, of total assets at March 31, 2013, from $35.1 million, or 1.33%, of total assets at December 31, 2012, and were up $4.5 million, or 12%, from $39.1 million, or 1.58%, of total assets one year ago.

During the first quarter of 2013, the Company reclassified a large loan relationship from accruing troubled debt restructuring status to nonaccrual status. This accounted for the linked quarter increase in nonaccrual loans from $32.4 million to $39.3 million. Metro has established a $1.3 million specific reserve for this relationship. Also, included in loans past due 90 days or more and still accruing as of March 31, 2013 was one relationship totaling $1.6 million. Subsequent to the end of the first quarter, the borrower made payments which brought this relationship to less than 30 days past due.

The Company recorded a provision for loan losses of $2.3 million for the first quarter of 2013 as compared to $2.2 million for the previous quarter and to $2.5 million recorded in the first quarter of 2012. The allowance for loan losses totaled $27.5 million as of March 31, 2013 as compared to $25.3 million at December 31, 2012 and to $23.8 million at March 31, 2012. The allowance represented 1.74% of gross loans outstanding at March 31, 2013, compared to 1.65% at December 31, 2012 and 1.61% at March 31, 2012.

Total net charge-offs for the first quarter of 2013 were $110,000, versus $2.5 million for the previous quarter and compared to $361,000 for the first quarter of 2012.

Investments

At March 31, 2013, the Company's investment portfolio totaled $895.3 million. Detailed below is information regarding the composition and characteristics of the portfolio at March 31, 2013:

Product Description	Available for Sale	Held to Maturity	Total
(dollars in thousands)
U.S. Government agencies/other	$33,629	$149,085	$182,714
Mortgage-backed securities:
Federal government agencies pass through certificates	44,133	19,496	63,629
Agency collateralized mortgage obligations	568,000	45,930	613,930
Corporate debt securities	—	5,000	5,000
Municipal securities	27,082	2,978	30,060
Total	$672,844	$222,489	$895,333
Duration (in years)	3.9	4.5	4.1
Average life (in years)	4.2	5.2	4.5
Quarterly average yield (annualized)	2.25%	2.72%	2.38%

At March 31, 2013, after-tax unrealized gains on the Bank's available for sale portfolio were $4.6 million, as compared to $7.1 million at March 31, 2012.

Capital

Stockholders' equity at March 31, 2013 totaled $236.5 million, an increase of $10.5 million, or 5%, over stockholders' equity of $226.0 million at March 31, 2012. Return on average stockholders' equity (ROE) for the first quarters of 2013 and 2012, was 6.28% and 4.83%, respectively.

The Company's capital ratios at March 31, 2013 and 2012 were as follows:

	3/31/2013	3/31/2012	Regulatory Guidelines “Well Capitalized”
Leverage ratio	9.40%	10.16%	5.00%
Tier 1	13.94	14.00	6.00
Total capital	15.19	15.25	10.00

Both the Company and its subsidiary bank continue to maintain strong capital ratios and are well capitalized under various regulatory capital guidelines as required by federal banking agencies.

At March 31, 2013, the Company's book value per common share was $16.66, up 5% compared to $15.93 one year ago.

The market price of Metro's common stock increased by 41% from $11.69 per share at March 31, 2012 to $16.54 per share at March 31, 2013.

Forward-Looking Statements

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, we can give no assurance that any of them will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the effects of and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	the effects of ongoing short- and long-term federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the effects of the failure of the federal government to reach a deal to raise the debt ceiling and the potential negative results on economic and business conditions;

•
the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	possible impacts of the capital and liquidity requirements proposed by the Basel III standards and other regulatory pronouncements;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses;

•	the impact of changes in Regulation Z and other consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the Federal Deposit Insurance Corporation (FDIC) deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically;

•	the loss of certain key officers;

•	changes in accounting principles, policies and guidelines;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	interruption or breach in security of our information systems resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.

Metro Bancorp, Inc.
Selected Consolidated Financial Data

	At or for the
	Three Months Ended
	March 31,	December 31,	%	March 31,	%
(in thousands, except per share amounts)	2013	2012	Change	2012	Change
Income Statement Data:
Net interest income	$22,335	$21,834	2%	$21,616	3%
Provision for loan losses	2,300	2,150	7	2,500	(8)
Noninterest income	7,375	7,805	(6)	7,441	(1)
Total revenues	29,710	29,639	—	29,057	2
Noninterest expenses	22,329	22,486	(1)	22,931	(3)
Net income	3,645	3,456	5	2,684	36
Per Common Share Data:
Net income per common share:
Basic	$0.26	$0.24	8%	$0.19	37%
Diluted	0.26	0.24	8	0.19	37

Book Value	$16.66	$16.58		$15.93

Weighted average common shares outstanding:
Basic	14,132	14,129		14,126
Diluted	14,157	14,129		14,126
Balance Sheet Data:
Total assets	$2,614,559	$2,634,875	(1)%	$2,470,559	6%
Loans (net)	1,546,866	1,503,515	3	1,448,279	7
Allowance for loan losses	27,472	25,282	9	23,759	16
Investment securities	895,333	944,892	(5)	832,739	8
Total deposits	2,196,831	2,231,291	(2)	2,086,791	5
Core deposits	2,143,424	2,176,376	(2)	2,033,283	5
Stockholders' equity	236,523	235,387	—	226,034	5
Capital:
Total stockholders' equity to assets	9.05%	8.93%		9.15%
Leverage ratio	9.40	9.61		10.16
Risk based capital ratios:
Tier 1	13.94	13.97		14.00
Total Capital	15.19	15.22		15.25
Performance Ratios:
Deposit cost of funds	0.31%	0.32%		0.42%
Cost of funds	0.36	0.39		0.51
Net interest margin	3.58	3.62		3.82
Return on average assets	0.56	0.54		0.45
Return on total stockholders' average equity	6.28	5.89		4.83
Asset Quality:
Net charge-offs (annualized) to average loans outstanding	0.03%	0.65%		0.10%
Nonperforming assets to total period-end assets	1.67	1.33		1.58
Allowance for loan losses to total period-end loans	1.74	1.65		1.61
Allowance for loan losses to period-end nonperforming loans	67	77		73
Nonperforming assets to capital and allowance	17	13		16

Metro Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2013	2012

Assets
Cash and cash equivalents	$43,246	$56,582
Securities, available for sale at fair value	672,844	675,109
Securities, held to maturity at cost (fair value 2013: $225,224; 2012: $273,671 )	222,489	269,783
Loans, held for sale	6,741	15,183
Loans receivable, net of allowance for loan losses (allowance 2013: $27,472; 2012: $25,282)	1,546,866	1,503,515
Restricted investments in bank stock	19,557	15,450
Premises and equipment, net	78,420	78,788
Other assets	24,396	20,465
Total assets	$2,614,559	$2,634,875

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$482,200	$455,000
Interest-bearing	1,714,631	1,776,291
Total deposits	2,196,831	2,231,291
Short-term borrowings	148,925	113,225
Long-term debt	15,800	40,800
Other liabilities	16,480	14,172
Total liabilities	2,378,036	2,399,488
Stockholders' Equity:
Preferred stock - Series A noncumulative; $10.00 par value; $1,000,000 liquidation preference;
(1,000,000 shares authorized; 40,000 shares issued and outstanding)	400	400
Common stock - $1.00 par value; 25,000,000 shares authorized;
(issued and outstanding shares 2013: 14,134,069; 2012: 14,131,263)	14,134	14,131
Surplus	157,459	157,305
Retained earnings	59,936	56,311
Accumulated other comprehensive income	4,594	7,240
Total stockholders' equity	236,523	235,387
Total liabilities and stockholders' equity	$2,614,559	$2,634,875

Metro Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2013	2012
Interest Income
Loans receivable, including fees:
Taxable	$17,971	$17,760
Tax-exempt	931	867
Securities:
Taxable	5,359	5,671
Tax-exempt	184	33
Federal funds sold	—	1
Total interest income	24,445	24,332
Interest Expense
Deposits	1,619	2,082
Short-term borrowings	131	53
Long-term debt	360	581
Total interest expense	2,110	2,716
Net interest income	22,335	21,616
Provision for loan losses	2,300	2,500
Net interest income after provision for loan losses	20,035	19,116
Noninterest Income
Service charges, fees and other operating income	6,932	6,877
Gains on sales of loans	413	229
Total fees and other income	7,345	7,106
Net impairment loss on investment securities	—	(649)
Net gains on sales/calls of securities	30	984
Total noninterest income	7,375	7,441
Noninterest Expenses
Salaries and employee benefits	10,825	10,538
Occupancy and equipment	3,210	3,349
Advertising and marketing	369	420
Data processing	3,206	3,382
Regulatory assessments and related costs	534	826
Foreclosed real estate	144	363
Other	4,041	4,053
Total noninterest expenses	22,329	22,931
Income before taxes	5,081	3,626
Provision for federal income taxes	1,436	942
Net income	$3,645	$2,684
Net Income per Common Share
Basic	$0.26	$0.19
Diluted	0.26	0.19
Average Common and Common Equivalent Shares Outstanding
Basic	14,132	14,126
Diluted	14,157	14,126

Metro Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,

	March 31, 2013			December 31, 2012			March 31, 2012
	Average		Avg.	Average		Avg.	Average		Avg.
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities:
Taxable	$917,165	$5,359	2.34%	$832,655	$5,136	2.47%	$788,264	$5,671	2.88%
Tax-exempt	29,869	283	3.80	29,818	283	3.78	4,474	50	4.45
Total securities	947,034	5,642	2.38	862,473	5,419	2.51	792,738	5,721	2.89
Federal funds sold	—	—	—	—	—	—	10,843	1	0.05
Total loans receivable	1,553,914	19,403	5.01	1,517,395	19,279	4.99	1,441,471	19,071	5.25
Total earning assets	$2,500,948	$25,045	4.01%	$2,379,868	$24,698	4.09%	$2,245,052	$24,793	4.39%
Sources of Funds
Interest-bearing deposits:
Regular savings	$414,297	$326	0.32%	$407,906	$334	0.33%	$378,227	$351	0.37%
Interest checking and money market	1,077,739	802	0.30	1,130,917	896	0.31	1,012,270	1,031	0.41
Time deposits	138,630	447	1.31	145,820	499	1.36	169,571	641	1.52
Public funds time	54,926	44	0.32	56,661	48	0.34	48,888	59	0.48
Total interest-bearing deposits	1,685,592	1,619	0.39	1,741,304	1,777	0.41	1,608,956	2,082	0.52
Short-term borrowings	228,911	131	0.23	60,398	33	0.22	99,746	53	0.21
Long-term debt	36,911	360	3.90	43,083	452	4.18	49,200	581	4.72
Total interest-bearing liabilities	1,951,414	2,110	0.44	1,844,785	2,262	0.49	1,757,902	2,716	0.62
Demand deposits (noninterest-bearing)	433,085			448,799			393,759
Sources to fund earning assets	2,384,499	2,110	0.36	2,293,584	2,262	0.39	2,151,661	2,716	0.51
Noninterest-bearing funds (net)	116,449			86,284			93,391
Total sources to fund earning assets	$2,500,948	$2,110	0.34%	$2,379,868	$2,262	0.38%	$2,245,052	$2,716	0.49%

Net interest income and margin on a tax- equivalent basis		$22,935	3.67%		$22,436	3.71%		$22,077	3.90%
Tax-exempt adjustment		600			602			461
Net interest income and margin		$22,335	3.58%		$21,834	3.62%		$21,616	3.82%

Other Balances:
Cash and due from banks	$42,817			$68,727			$42,885
Other assets	91,967			92,832			102,594
Total assets	2,635,732			2,541,427			2,390,531
Other liabilities	15,790			14,504			15,290
Stockholders' equity	235,443			233,339			223,580

Metro Bancorp, Inc. and Subsidiaries
Summary of Allowance for Loan Losses and Other Related Data
(Unaudited)

	Three Months Ended		Year Ended
	March 31,		December 31,
(dollars in thousands)	2013	2012	2012

Balance at beginning of period	$25,282	$21,620	$21,620
Provisions charged to operating expenses	2,300	2,500	10,100
	27,582	24,120	31,720
Recoveries of loans previously charged-off:
Commercial and industrial	138	20	227
Commercial tax-exempt	—	—	—
Owner occupied real estate	3	4	7
Commercial construction and land development	486	434	517
Commercial real estate	—	3	97
Residential	3	1	4
Consumer	36	24	67
Total recoveries	666	486	919
Loans charged-off:
Commercial and industrial	(36)	(122)	(2,302)
Commercial tax-exempt	—	—	—
Owner occupied real estate	(184)	(43)	(772)
Commercial construction and land development	(17)	(388)	(1,378)
Commercial real estate	(82)	(166)	(1,853)
Residential	(116)	(55)	(308)
Consumer	(341)	(73)	(744)
Total charged-off	(776)	(847)	(7,357)
Net charge-offs	(110)	(361)	(6,438)
Balance at end of period	$27,472	$23,759	$25,282
Net charge-offs (annualized) as a percentage of average loans outstanding	0.03%	0.10%	0.44%
Allowance for loan losses as a percentage of period-end loans	1.74%	1.61%	1.65%

Metro Bancorp, Inc. and Subsidiaries
Summary of Nonperforming Loans and Assets
(Unaudited)

The following table presents information regarding nonperforming loans and assets as of March 31, 2013 and for the preceding four quarters (dollar amounts in thousands).

	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
Nonperforming Assets
Nonaccrual loans:
Commercial and industrial	$12,451	$11,289	$17,133	$16,631	$9,689
Commercial tax-exempt	—	—	—	—	—
Owner occupied real estate	3,428	3,119	3,230	3,275	2,920
Commercial construction and land development	12,024	6,300	6,826	4,002	6,623
Commercial real estate	5,575	5,659	4,571	6,174	7,771
Residential	3,295	3,203	3,149	3,233	3,412
Consumer	2,517	2,846	2,304	2,123	2,055
Total nonaccrual loans	39,290	32,416	37,213	35,438	32,470
Loans past due 90 days or more and still accruing	1,726	220	704	154	8
Total nonperforming loans	41,016	32,636	37,917	35,592	32,478
Foreclosed assets	2,675	2,467	4,391	4,032	6,668
Total nonperforming assets	$43,691	$35,103	$42,308	$39,624	$39,146

Troubled Debt Restructurings (TDRs)
Nonaccruing TDRs	$18,927	$13,247	$14,283	$7,924	$10,295
Accruing TDRs	14,308	19,559	20,424	17,818	15,899
Total TDRs	$33,235	$32,806	$34,707	$25,742	$26,194

Nonperforming loans to total loans	2.61%	2.13%	2.52%	2.38%	2.21%

Nonperforming assets to total assets	1.67%	1.33%	1.67%	1.62%	1.58%

Nonperforming loan coverage	67%	77%	68%	73%	73%

Allowance for loan losses as a percentage of total period-end loans	1.74%	1.65%	1.70%	1.75%	1.61%

Nonperforming assets / capital plus allowance for loan losses	17%	13%	16%	16%	16%